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                                                                   EXHIBIT 10.10

                                                                  Execution Copy

                              ASSUMPTION AGREEMENT

         This ASSUMPTION AGREEMENT (this "Agreement"), dated June 17, 2003, is entered into by and between The Williams Companies, Inc., a Delaware corporation ("Williams"), and WEG Acquisitions, L.P., a Delaware limited partnership ("Buyer"). Unless otherwise defined herein, the capitalized terms not defined in this Agreement shall have the meanings assigned to such terms in the Purchase Agreement, dated April 18, 2003, as amended by Amendment No.1 thereto, dated May 5, 2003, by and among the Selling Parties (as defined therein) and Buyer (as so amended, the "Purchase Agreement").

                                    RECITALS

         WHEREAS, Williams is subject to a decision and order, dated June 27, 1998, promulgated by the Federal Trade Commission (the "FTC"), and which is attached hereto as Exhibit A (the "Consent Decree"), in connection with Williams' acquisition of MAPCO Inc., which among other things, relates to the operation of the Williams Pipe Line (which was contributed by a subsidiary of Williams to Williams Energy Partners L.P. (the "Partnership") in April 2002);

         WHEREAS, under the Consent Decree, Williams is required to give at least thirty (30) days notice to the FTC prior to consummation of the transactions contemplated under the Purchase Agreement; such notice was delivered by Williams to the FTC on April 21, 2003, and such notice is attached hereto as Exhibit B;

         WHEREAS, since the delivery of such notice, neither Williams nor Buyer has received a notification from the FTC in connection with the Consent Decree; and

         WHEREAS, pursuant to Section 6.7 of the Purchase Agreement, it is a condition to the obligations of the Selling Parties to consummate the transactions contemplated under the Purchase Agreement that Buyer has agreed to be bound by the Consent Decree to the extent provided herein; and the parties desire to enter into this Agreement in satisfaction of such condition.

         NOW THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties to this Agreement undertake and agree as follows:

         1.       Partial Assumption.

                  (a) From and after the Closing, Buyer hereby assumes and agrees to be bound by and to duly and timely pay, perform and discharge, or cause to be paid, performed and discharged, the obligations of Williams arising after the Closing under Paragraphs II, IV, V, VI, VII.B, VIII and IX of the Consent Decree to the extent that such obligations relate to assets or facilities that are owned by Buyer or the Partnership Entities after the Closing;

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                  (b)      From and after the Closing, Williams shall continue
         to be bound by and to duly and timely pay, perform and discharge, or cause to be paid, performed and discharged, its obligations arising after the Closing under Paragraphs III, IV, VII.B, VIII and IX of the Consent Decree to the extent that such obligations relate to assets or facilities that are owned by Williams or its Affiliates after the Closing;

                  (c)      Notwithstanding the foregoing provisions of this
         Section 1, nothing herein shall prevent either party, in its sole discretion, from exercising any rights under the Consent Decree or any applicable law, rule or regulation, including petitioning the FTC to modify or terminate the Consent Decree as it applies to such party or its affiliates; and

                  (d) It is understood and agreed that compliance by each party with its obligations under the applicable provisions of the Consent Decree as provided in this Section 1 shall be independent of compliance by the other party with its obligations under the applicable provisions of the Consent Decree as provided in this Section 1.

         2.       Indemnification.

                  (a) From and after the date hereof, Buyer agrees to indemnify and hold harmless Williams and each of its officers, directors, employees, agents and affiliates (and the officers, directors, employees and agents of such affiliates) from and against any and all claims, demands, costs, liabilities and expenses (including court costs and reasonable attorney's fees) resulting from Buyer's failure to comply with Section 1(a) hereof; and

                  (b) From and after the date hereof, Williams agrees to indemnify and hold harmless Buyer and each of its officers, directors, employees, agents and affiliates (and the officers, directors, employees and agents of such affiliates) from and against any and all claims, demands, costs, liabilities and expenses (including court costs and reasonable attorney's fees) resulting from Williams' failure to comply with (i) the Consent Decree prior to the Closing or (ii) Section 1(b) hereof.

         3. Satisfaction of Closing Condition. Williams hereby acknowledges and agrees, on behalf of the Selling Parties, that the execution and delivery by Buyer of this Agreement shall be deemed to constitute satisfaction in full of the provisions of Section 6.7 of the Purchase Agreement.

         4. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns. No party may assign its rights, benefits or obligations hereunder without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed) and in accordance with the terms of the Consent Decree; provided, however, that upon written notice to the other party as provided in the Purchase Agreement, but without the prior written consent of the other party, and upon written notice to the FTC in accordance with the terms of the Consent Decree, unless otherwise prohibited by the FTC:
(a) Buyer may assign its rights or obligations hereunder to the Partnership or the New Company; (b) Buyer may assign its rights or obligations hereunder to any person or entity in connection with an acquisition, merger, consolidation, sale of assets or other

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similar transaction involving the assets (or any entity that directly or indirectly owns such assets) with respect to which Buyer is subject to the obligations under Section 1(a) hereof; and (c) Williams may assign its rights or obligations hereunder to any person or entity in connection with an acquisition, merger, consolidation, sale of assets or other similar transaction involving the assets (or any entity that directly or indirectly owns such assets) with respect to which Williams is subject to the obligations under Section 1(b) hereof.

         5. Further Assurances. At the request of either party, the other party shall take all commercially reasonable steps, including participating in discussions with the FTC and providing appropriate documents and information to the FTC, to effect the provisions of Section 1 hereof or to effect any assignment pursuant to Section 4 hereof; provided, however, that any reasonable expenses incurred in connection therewith by the non-requesting party shall be promptly reimbursed in full by the requesting party upon receipt of an invoice describing such expenses in reasonable detail.

         6. Signatures / Counterparts.Facsimile transmission of any signed original of this Agreement and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. At the request of either party, the other party will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         7. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         8. Entire Agreement. This Agreement, together with the provisions of the Purchase Agreement relating hereto, represents the entire agreement and understanding between the parties hereto and thereto with reference to the transactions set forth herein and supercedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter hereof and all prior drafts hereof. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of New York and without regard to any conflicts of laws concepts that would apply the substantive law of some other jurisdiction.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties have executed this Agreement on, and effective as of, the date first written above.

                                    WEG ACQUISITIONS, L.P.

                                    By: WEG Acquisition Management, LLC
                                        its General Partner

                                    By: /s/ Pierre F. Lapeyre, Jr.
                                        ------------------------------
                                        Name:  Pierre F. Lapeyre, Jr.
                                        Title: Authorized Signatory

                                    By: /s/ Justin S. Huscher
                                        -----------------------------
                                        Name:  Justin S. Huscher
                                        Title: Authorized Signatory

                                    THE WILLIAMS COMPANIES, INC.

                                    By: /s/ Phillip D. Wright
                                        -----------------------------
                                        Name:  Phillip D. Wright
                                        Title: Authorized Signatory

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                                    EXHIBIT A

                    [FTC Consent Decree, dated June 27, 1998]

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                                    EXHIBIT B

               [Notice to FTC, pursuant to Paragraph VIII.A of the
                      Consent Decree, dated April 21, 2003]